UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2016, the Board of Directors (the “Board”) of Simon Property Group, Inc. (the “Company”), upon the recommendation of the Governance and Nominating Committee, has agreed to nominate Glyn F. Aeppel for election to the Board at the Company’s Annual Meeting of Stockholders to be held May 11, 2016.

The Company also announced today that Melvyn E. Bergstein will retire from the Board at the conclusion of his current term in May 2016.

As a non-employee director, if elected, Ms. Aeppel will participate in the non-employee director compensation arrangements described in the Company’s most recently filed definitive proxy statement filed with the Securities and Exchange Commission.  In addition, it is expected that, if elected, she will execute the Company’s standard form of director indemnity agreement.  The form of the indemnity agreement was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 13, 1998 and is incorporated herein by reference.

A copy of the Company’s press release announcing the nomination of Ms. Aeppel to the Board is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release issued on March 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 21, 2016

SIMON PROPERTY GROUP, INC.

By:	/s/ ANDREW JUSTER
Andrew Juster
Executive Vice President and Chief Financial Officer